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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

         The following sets forth the subsidiaries of U.S. Industries, Inc. but excludes certain dormant and other subsidiaries not meaningful for presentation herein. Subsidiaries marked with "(SS)" are domestic significant subsidiaries at October 1, 2002 and subsidiaries marked with "(F)" are foreign entities. Common equity ownership in subsidiaries is indicated by indentation.

USI Atlantic Corp. (SS)
    USI American Holdings, Inc. (SS)

USI Global Corp. (SS) (preferred stock owned by USI American Holdings, Inc.)
     JUSI Holdings, Inc. (SS)
              Jacuzzi Inc. (SS)
                       Asteria Company
                       Bathcraft Inc.
                       Gatsby Spas, Inc.
                       Jacuzzi Spain, S.R.L. (Namesaver) (F)
                       Jacuzzi Whirlpool Bath, Inc. (Namesaver)
                       Redmont, Inc.
                       Sundance Spas, Inc.
              Jacuzzi Asia Pacific Pty Ltd. (Namesaver) (F)
              KLI, Inc.
              PH Property Development Company
                       USI Properties, Inc.
              Rexair Holdings, Inc.
                       Rexair, Inc.
              USI Capital, Inc.
     USI Mayfair Limited (F)
              USI Overseas Holdings Limited (F)
                       Jacuzzi (Chili) S.A. (F)
                       Jacuzzi Europe S.P.A. (F)
                                Jacuzzi Investments Ltd. (F)
                                Jacuzzi (Ireland) Ltd. (F)
                                Jacuzzi Whirlpool GmbH (F)
                       Jacuzzi Singapore Pte Ltd (F)
                       Jacuzzi Universal S.A. (49%) (F)
                       Val Industria e Commercio Ltda. (F)
                                Jacuzzi do Brazil Industria e Commercio Ltda.(F)
                       USI Canada Inc. (F)
                                BB Investments Ltd. (F)
                                Jacuzzi Leisure Products Inc. (F)
              USI Plumbing PLC (F)
                       The Spring Ram Corporation PLC (F)
                                Astracast Plc (F)
                                Jacuzzi UK Group plc (F)
                                        SSP holdings Ltd. (F)
                                               Stainless Steel Products Ltd. (F)
                                Silverdale Ceramics Ltd. (F)
                                Spring Ram Bathrooms PLC (F)
                                Spring Ram Corporation Overseas Ltd. (F)
                                        Astracast GmbH (F)
                                Spring Ram Holdings SAS (F)
                                        Les Aeliers de la Motte S.A. (F)
Zurn Industries, Inc. (SS)
    Eljer Industries, Inc.
              Eljer Plumbingware, Inc.
                       United States Brass Corporation
    Zurco, Inc.
    Zurn Export, Inc.
    Zurn Industries Limited (F)